UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported): March 12, 2010

NATURE’S SUNSHINE PRODUCTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-8707	87-0327982
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

75 East 1700 South, Provo, Utah	84606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 342-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Statement Regarding Forward-Looking Statements

In addition to historical information, this report contains forward-looking statements.  Nature’s Sunshine may, from time to time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements encompass Nature’s Sunshine’s beliefs, expectations, hopes, or intentions regarding future events.  Words such as “expects,” “intends,” “believes,” “anticipates,” “should,” “likely,” and similar expressions identify forward-looking statements.  All forward-looking statements included in this report are made as of the date hereof and are based on information available to the Company as of such date. Nature’s Sunshine assumes no obligation to update any forward-looking statement. Actual results will vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of reasons, including, among others: further reviews of the Company’s financial statements by the Company and its Audit Committee; modification of the Company’s accounting practices; the outcome of the various inquiries, requests for documents and proceedings by government agencies; foreign business risks; industry cyclicality; fluctuations in customer demand and order pattern; changes in pricing and general economic conditions; as well as other risks detailed in the Company’s previous filings with the SEC.

Item 2.02               Results of Operations and Financial Condition

On March 15, 2010, Nature’s Sunshine Products, Inc. (the “Company”) issued a press release announcing, among other things, its financial results for the three and twelve month periods ending December 31, 2009.  A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As part of the same press release issued on March 15, 2010, the Company also announced that Douglas Faggioli had decided to step down from his positions as President and Chief Executive Officer and as a member of the Board of Directors of the Company, effective June 30, 2010.  Michael Dean, a current member of the Board of Directors, was named to succeed Mr. Faggioli.  Mr. Faggioli will remain as a consultant to the Company following the effective date of his resignation.

Amendment to Mr. Faggioli’s Employment Agreement

In connection with Mr. Faggioli’s announced resignations, the Company amended Mr. Faggioli’s employment agreement dated as of December 30, 2008 effective March 12, 2010 (the “Amended Agreement”).  A copy of the Amended Agreement is attached hereto as Exhibit 10.1.  Pursuant to the Amended Agreement, Mr. Faggioli agreed to (i) resign effective June 30, 2010 (the “Resignation Date”), (ii) execute and deliver a release of claim against the Company, (iii) comply with non-compete, non-solication and other restrictive covenants for a period of 24 months from the Resignation Date, and (iv) enter into a consulting agreement with the Company (the “Consulting Agreement”).  The agreed form of Consulting Agreement is attached hereto as an exhibit to the agreement.

Under the Amended Agreement, the outstanding stock options held by Mr. Faggioli granted on September 2, 2009 to acquire 19,000 shares of Company common stock and granted on April 1, 2003 to acquire 2,000 shares of Company common stock will become fully vested on July 1, 2010 and each outstanding option will remain exercisable until June 30, 2011.  In addition, the Company will (i) reimburse Mr. Faggioli for the cost of COBRA coverage for up to 18 months from the Resignation Date, or as long as he is eligible for COBRA coverage, (ii) pay all premiums on Mr. Faggioli’s current life insurance through the 24-month period following the Resignation Date, (iii) pay attorney’s fees, up to $10,000, for all legal expenses incurred in connection with the Amended Agreement, (iv)  pay for all fees and costs required to keep Mr. Faggioli’s  Certified Public Accountant license current and effective for 24 months from the Resignation Date including up to $7,500 for related attorney’s fees, (v) pay all fees and costs related to Mr. Faggioli’s  health club membership for 24 months from the Resignation Date, and (vi) extend, for 24 months from the Resignation Date, Company product credit of up to $750 per year.

The Company has also granted Mr. Faggioli the right to compel the Company to purchase, during the period from July 1, 2011 to September 1, 2011 (“Put Exercise Period”), up to 38,275 shares of Mr. Faggioli’s Company common stock at the specified or strike price of $11.00 per share (the “Put Right”).  Mr. Faggioli may exercise the Put Right by written notice delivered to the Company.  The Put Right will lapse automatically upon the expiration of the Put Exercise Period.  If Mr. Faggioli fails to exercise the Put Right during the Put Exercise Period and the Put Right lapses, the Company will pay him upon such expiration a lump sum amount equal to $421,328.

Under the Consulting Agreement, Mr. Faggioli will provide such services as required by the Company for the one year period following the Resignation Date and the Company will pay Mr. Faggioli $466,818 on a pro rata monthly basis for the twelve months following his Resignation Date.  The Company may terminate the Consulting Agreement without cause at any time, provided that upon such termination the Company will continue to pay Mr. Faggioli the monthly payments under the Consulting Agreement for the remaining term of the Consulting Agreement.  Mr. Faggioli may terminate the Consulting Agreement without cause at any time with one month’s prior notice to the Company.  In the event that Mr. Faggioli terminates the Consulting Agreement without cause, the Company will pay to Mr. Faggioli only the fees for any services performed through the effective date of termination.  However, the Put Right and other rights under the Amended Agreement will remain in effect following any such termination of the Consulting Agreement.

In the event of any change of control of the Company at any time during the 24-month period following the Resignation Date, (i) the Consulting Agreement will terminate, (ii) the Company will pay Mr. Faggioli the balance of the consulting fees payable under the Consulting Agreement for the remaining term of the Consulting Agreement, and (iii) at Mr. Faggioli’s sole election, he may (x) exercise his Put Right within 30 days of receipt of the notice of the change of control, or (y) if he fails to exercise the Put Right within such 30-day period, the Company will pay him a lump sum amount of $421,328.

Terms of Employment Agreement with Mr. Dean

On March 12, 2010 (the “Effective Date”), the Company entered into an employment agreement with Michael Dean (the “Employment Agreement”).  A copy of the Employment Agreement is attached hereto as Exhibit 10.3.  Pursuant to the agreement, Mr. Dean will initially serve as the CEO-Elect of the Company.  Effective July 1, 2010, Mr. Dean will serve as the President and Chief Executive Officer of the Company.  Mr. Dean will also continue to serve as a member of the Board of Directors of the Company.

Mr. Dean will receive an annual salary of $400,000, subject to review on at least an annual basis by the Board.  In addition, Mr. Dean will be eligible to receive a discretionary bonus for each calendar year of up to one hundred percent (100%) of his base salary for such year.  Mr. Dean will be entitled to five weeks of paid vacation in each calendar year, reimbursement of reasonable business expenses, and a life insurance policy with a payout of two times Mr. Dean’s annual salary.  In addition, he will be eligible to participate in the Company’s benefit plans covering other senior executives.

The Company will reimburse Mr. Dean for reasonable moving expenses incurred by Mr. Dean in connection with the relocation of Mr. Dean and his family to Utah and reasonable commuting expenses between Mr. Dean’s home in Los Angeles and the Company’s principal offices and reasonable dining and lodging/temporary housing expenses incurred prior to his relocation.  The covered relocation expenses include standard moving expenses, realtor fees associated with the sale of his home of up to $60,000 and expenses of up to $6,000 related to the purchase of a home (and a tax gross up to the extent the reimbursement of such expenses are taxable to Mr. Dean).

On the Effective Date, the Company granted to Mr. Dean an option (the “Option”) to purchase 200,000 shares of Company common stock under the Company’s 2009 Stock Incentive Plan.  A copy of the Stock Option Agreement is attached hereto as Exhibit 10.4.  The Option has an exercise price per share equal to the fair market value per share of NSP common stock on the grant date.  The Option will become exercisable with respect to (i) 150,000 shares in three equal annual installments upon Mr. Dean’s completion of each year of employment over the three (3)-year period measured from the Effective Date, (ii) 16,666 shares upon the Company achieving a 6% operating income margin, as determined by the Board based on the Company’s financial results as reported in local currencies, for four (4) out of five (5) consecutive fiscal quarters commencing on or after April 1, 2010; (iii) 16,666 shares upon the Company achieving an 8% operating income margin as determined by the Board based on the Company’s financial results as reported in local currencies for four (4) out of five (5) consecutive fiscal quarters commencing on or after April 1, 2010; and (iv) 16,667 shares upon the Company achieving a 10% operating income margin as determined by the Board based on the Company’s financial results as reported in local currencies for four (4) out of five (5) consecutive fiscal quarters commencing on or after April 1, 2010, provided that, with respect to the performance-based shares, Mr. Dean remains employed with the Company through the last day of the last fiscal quarter in which the performance goal is achieved .

Pursuant to the Employment Agreement, if Mr. Dean’s employment is terminated by the Company without cause or he resigns for good reason (generally, a material breach by the Company of any material contractual obligation to Mr. Dean or a material diminution of his duties or responsibilities), then in addition to previously earned and unpaid salary, bonus and benefits, and subject to the execution and delivery of a general release and continuing compliance with non-compete, non-solicitation and other restrictive covenants, Mr. Dean will be entitled to receive his base salary and reimbursement for continued COBRA coverage for a period of 12 months.  Mr. Dean will be entitled to the same severance benefits in the event of his termination of employment by reason of death or incapacity.

Item 9.01               Financial Statements and Exhibits

(d)           The following documents are filed as exhibits to this report:

Item No.	Exhibit
10.1	First Amendment to Employment Agreement and Form of Consulting Agreement, dated March 12, 2010, by and between the Company and Douglas Faggioli
10.2	Employment Agreement, dated March 12, 2010, by and between the Company and Michael Dean
10.3	Stock Option Agreement, dated March 12, 2010, by and between the Company and Michael Dean
99.1	Press Release issued by Nature’s Sunshine Products, Inc., dated March 15, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2010	NATURE’S SUNSHINE PRODUCTS, INC.

	By:	/s/ Stephen M. Bunker
Stephen M. Bunker
Vice President, Chief Financial Officer, and
Treasurer